UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

Tectonic Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-38910 (Commission File Number)	82-0764846 (IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190

Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☑

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors and Officers of the Company, TBI and the Bank

On November 12, 2024, Mr. Daniel C. Wicker, a director of each of Tectonic Financial, Inc. (the “Company”), the Company’s wholly owned subsidiary, T Bancshares, Inc. (“TBI”), and TBI’s wholly owned subsidiary, T Bank, National Association (the “Bank”), notified the Boards of Directors of the Company, TBI and the Bank (collectively, the “Boards”) of his decision to retire from the Boards effective December 31, 2024.

On November 12, 2024, Mr. George L. Ball, a director and Executive Co-Chairman of the Company, TBI and the Bank, notified the Boards of his decision to retire from the Boards and as Executive Co-Chairman of the Company, TBI and the Bank, effective December 31, 2024. Upon Mr. Ball’s resignation, Darrell W. Cain, the current Co-Chairman of the Boards will become the Chairman of the Boards in a non-executive capacity.

The resignations by Messrs. Wicker and Ball were voluntary and do not relate to any disagreement on matters related to the Company’s operations, policies or practices or any other matter, and Messrs. Wicker and Ball were not aware of any deficiencies in financial or operating controls at the time of their respective resignations.

The Company, TBI and the Bank are deeply appreciative of Messrs. Wicker and Ball for their years of dedicated service and contributions to the Company, TBI and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2024	TECTONIC FINANCIAL, INC.

	By:	/s/ A. Haag Sherman
	Name:	A. Haag Sherman
	Title:	Chief Executive Officer